                                                                    EXHIBIT 10.4

                                   AGREEMENT

     This Agreement (the "Agreement"), dated as of this 1st day of May, 1993, by and between:

     Nu Skin Japan, Inc., a corporation duly organized and existing under the laws of the State of Utah, U.S.A., having a branch office at Sumitomo Fudosan Shiba Building 5th Floor, 11-11, Shiba 1-Chrome, Minato-ku, Toyko, Japan (hereinafter referred to as "NSJ").

                                      and

     Takashi Bamba, an individual residing at 1-24-4, Soshigaya, Setagaya-ku, Toyko, 157, Japan (hereinafter referred to as "Mr. Bamba").


                                  WITNESSETH:

     WHEREAS, NSJ wishes to employ Mr. Bamba and Mr. Bamba wishes to be employed by NSJ for the successful operation of the Japan Branch of NSJ; and

     WHEREAS, NSJ and Mr. Bamba wish to set forth the terms and conditions of Mr. Bamba's relationship with NSJ;

     NOW, THEREFORE, in consideration of the mutual covenants and premises hereinafter set forth and other good and valuable consideration, receipt of which is hereby acknowledged, the parties hereto, intending to be legally bound, covenant and agree as follows:

     1.   Relationship
          ------------

     NSJ agrees to retain Mr. Bamba with the operating Title of "General Manager" ("Nihon Shisha-cho" in the Japanese language) for the Term specified in paragraph 2, and Mr. Bamba agrees to accept such position upon the terms and conditions hereinafter set forth. Mr. Bamba agrees to the arrangement that, upon the decision of NSJ, he shall be registered as the Representative in Japan of NSJ with the Legal Affairs Bureau of the Ministry of Justice having jurisdiction over the Japan Branch of NSJ. In the event Mr. Bamba is terminated from NSJ for any reason whatsoever or NSJ decides to remove Mr. Bamba as Representative in Japan of NSJ for any reason whatsoever, Mr. Bamba shall immediately execute written resignation forms, in both the English and Japanese languages, stating that he is immediately resigning from the position as Representative in Japan of NSJ; such documents being necessary to delete the registration of Mr. Bamba as the Representative in Japan of NSJ with the Legal Affairs Bureau of the Ministry of Justice.
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     2.   Term
          ----

     This Agreement shall be for a three (3) year period commencing on May 1, 1993 and terminating on April 30, 1996 (the "Term"), and unless this Agreement is sooner terminated under the provisions hereof or unless either party shall give to the other party notice on or before January 31, 1996 that this Agreement shall not continue to remain in effect after April 30, 1996, the Term shall continue indefinitely from and after May 1, 1996 until such time as either party shall give to the other at least three (3) months' notice of termination specifying the date of termination, which notice may be given at any time before or after May 1, 1996, In lieu of giving such three months' notice of termination, NSJ may make the termination date immediate by paying Mr. Bamba severance pay equal to three months' salary at his then current rate, less applicable taxation on such severance pay pursuant to Japanese tax rules as then exist.

     3.   Duties and Responsibilities
          ---------------------------

     (a) During the Term Mr. Bamba shall perform such executive duties and responsibilities compatible with his position as General Manager as may be assigned to him by the Board of Directors of NSJ and as communicated by said Directors from time to time. Mr. Bamba's relationship with NSJ shall be full-time and exclusive, and during the Term, Mr. Bamba agrees that he will devote all his business time and attention and his best efforts, skill and ability to carry out his duties in a competent and professional manner and that he shall supervise and administrate and work with other employees of NSJ in-a competent and professional manner. The area of his duties shall include, but not be limited to, the following: the maximization of profits by increasing revenues and reasonably decreasing expenses; the maximization of NSJ's growth; the harmonization of employee relations at NSJ; maximum support, administration and education of Independent Distributors, accounting, and finance; the maintenance and protection of NSJ's goodwill and reputation, the maintenance of good relationships with the relevant governmental bodies and the relevant industrial circles including the Japan Direct Selling Association.

     (b) Mr. Bamba will report directly to the Regional Managing Director. Daily business operations of NSJ will be managed pursuant to the general guidelines of NSJ and any other directives, guidelines, policies, business plans, sales plans, etc. which may be issued by NSJ or its affiliated company, Nu Skin International Inc. ("NSI").

     4.   Compensation
          ------------

     As compensation for services hereunder and in consideration of the provisions set forth in paragraph 9 below, NSJ shall pay

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Mr. Bamba during the Term, in accordance with NSJ's normal payroll practices, a direct salary compensation at an annual rate of 31,800,000 [yen] (Thirty One Million Eight Hundred Thousand Japanese Yen) (taxes, social security or health insurance premiums, or any other deductions required by law or NSJ's regulations are the responsibility of Mr. Bamba). Such salary shall be reviewed before April 1 on an annual basis.

     5.   Expenses; Fringe Benefits
          -------------------------

     In addition to the compensation provided for under paragraph 4, NSJ agrees to pay to Mr. Bamba as follows:

     (a) NSJ agrees to pay or to reimburse Mr. Bamba during the Term for all reasonable, ordinary and necessary vouchered business or entertainment expenses incurred in the performance of his services hereunder in accordance with NSJ's policies as from time to time in effect, provided, however that, if it is impossible to obtain vouchers or receipts for small expenses as per the custom or practice in Japan, such vouchers or receipts can be dispensed with.

     (b) During the Term, Mr. Bamba shall be entitled to participate in all retirement benefit plans as are now, or hereafter may be, established by NSJ for the benefit of NSJ employees.

     (c) NSJ shall also apply for membership in and be responsible for all fees associated with membership in:

          (i)   The American Club located in Tokyo;

          (ii) A golf club in the Tokyo suburbs area within a budget of 37,000,000 [yen] (Thirty Seven Million Yen) by which amount a membership for such a golf club can be purchased and within an annual expense of 300,000 [yen] (Three Hundred Thousand Yen) for annual membership dues and cost of renting a locker, etc.

     The above memberships are to be used solely for the purpose of promoting NSJ in the country of Japan and all memberships will be in the name of NSJ. Mr. Bamba will only be entitled to use the above memberships while he is employed by NSJ in the capacity of General Manager. In the event Mr. Bamba is terminated from NSJ for any reason whatsoever, the above membership privileges entitled to Mr. Bamba through his employment with NSJ will immediately cease.

     (d)  Mr. Bamba shall be entitled to have the following holidays:

          (i)   Saturdays, Sundays and Japanese National holidays;

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          (ii)  New Year's Holidays.

          Mr. Bamba will be entitled to ten (10) days paid vacation for the first year of his employment, Mr. Bamba will be entitled to an additional two (2) days per year for each year of employment up to a maximum of twenty
     (20) days vacation in total.

     (e) Mr. Bamba will be supplied with a leased car in the Nissan CIMA class for his job related duties, including commuting to and from work, NSJ will pay for insurance, maintenance and taxes, and any other related expenses, if any, on such leased car.

     (f) In addition to any benefits provided to all fulltime NSJ employees concerning National Medical, Employment and Social Welfare Insurance premiums, NSJ will subscribe to a private insurance plan(s) of Mr. Bamba's choice for the benefit of Mr. Bamba or his estate as the case may be in order to provide disability and accidental death coverage. The budget for such insurance will be 300,000 [yen] (Three Hundred Thousand Yen) per annum.

     6.   Company Rules
          -------------

     Mr. Bamba agrees to be bound by and agrees to faithfully observe and abide by all of NSJ's rules, policies, practices and regulations that now exist or may hereafter be adopted, as well as any and all orders, instructions, or directives which may be issued by the Board of Directors of NSJ or its affiliated company, NSI.

     Further, Mr. Bamba and his immediate family members are expressly prohibited from either being Nu Skin distributors or having an interest in a Nu Skin distributorship whether it be in Japan or elsewhere.

     7.   Discharge by Company
          --------------------

     NSJ by direction of the Board of Directors, shall be entitled to immediately terminate and discharge Mr. Bamba, for cause, upon giving Mr. Bamba thirty (30) days written notice. However, NSJ reserves the right to itself to have the discharge take effect immediately and instead pay Mr. Bamba a payment equivalent to thirty days' salary.

     8.   Disability; Death
          -----------------

     (a) In the event that Mr. Bamba shall be unable to perform his duties hereunder at the office of the Company by virtue of illness or physical or mental incapacity or disability, as determined by the Board of Directors of NSJ from any cause or

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causes whatever, NSJ shall have the right to terminate its relationship with Mr.
Bamba hereunder as at the end of any calendar month upon sixty (60) days prior written notice to him.

     (b) In case of the death of Mr. Bamba, this Agreement shall terminate and NSJ shall be obligated to pay to Mr. Bamba's estate his then salary and all accrued benefits hereunder to the end of the month in which such death occurred.

     9.   Protection of Confidential Information, Etc.
          -------------------------------------------

     (a) Mr. Bamba agrees that his services hereunder are of a special, unique, extraordinary and intellectual character, and his position with NSJ places him in a position of confidence and trust with NSJ and its affiliated companies, Mr. Bamba further acknowledges that in the performance of his duties he will be exposed to very sensitive and proprietary NSJ and NSI information, and sensitive and proprietary information from other affiliated companies of NSJ, that is uniquely valuable, special and essential to the business of NSJ and its affiliated companies.

     (b) Consequently, Mr. Bamba agrees that it is reasonable and necessary for the protection of the goodwill and business of NSJ and its affiliated companies that Mr. Bamba make the covenants contained herein.


     (c) Mr. Bamba agrees that he shall not at any time, during and after his term of employment with NSJ, unless authorized in writing by NSJ, disclose to any third parties, whether they be a person, firm, corporation, association, consultancy, or any other entity for any reason or purpose, any confidential information or trade secret or any other matters deemed by NSJ to be essential and valuable to the business of NSJ or its affiliated companies, or deemed by NSJ to be essential and valuable to any other party with which NSJ or its affiliated companies has or has had a relationship, or utilize such sensitive and proprietary information or trade secrets for his own benefit, or for the benefit of third parties. Confidential information will specifically cover NSJ's list of Independent Distributors, marketing techniques and product formulation/information. NSJ shall be the sole arbiter of what information gained via Mr. Bamba's employment with NSJ is sensitive and proprietary information.

     (d) All memoranda, notes, records or other documents, including reproductions, complied by Mr. Bamba or made available to Mr. Bamba during the Term concerning the business of NSJ or its affiliated companies and its Independent Distributors, suppliers, vendors, or any other party which NSJ or its affiliated companies has or has had a relationship shall be the property of NSJ, as the case may be, and shall be delivered to

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NSJ on the termination of Mr. Bamba's relationship with NSJ or at any other time upon request.

     (e) If Mr. Bamba commits a breach or is about to commit a breach, of any of the above provisions, NSJ shall have the right to have the provisions of this Agreement specifically enforced by any court having equity jurisdiction without being required to post bond or other security and without having to prove the inadequacy of the available remedies at law, it being acknowledged and agreed that any such breach or threatened breach will cause irreparable injury to NSJ and its affiliated companies and that monetary relief will not provide an adequate remedy to NSJ and its affiliated companies. In addition, NSJ may take all such other actions and remedies available to it under law or in equity and shall be entitled to such damages as it can show it has sustained by reason of such breach.

     (f) The parties acknowledge that the type of restrictions imposed in the above provisions, are fair and reasonable and are reasonably required for the protection of NSJ and its affiliated companies, and are fair and reasonable to Mr. Bamba considering the intimate knowledge of the operations of NSJ and its affiliated companies he will gain via his position as General Manager of NSJ. If part of the above covenant contained in this paragraph 9 is hereafter construed to be invalid or unenforceable, the same shall not affect the remainder of the covenant, which shall be given full effect without regard to the invalid portions. If any part of the covenant contained in this paragraph 9 is held to be unenforceable because of the duration of such provision or the area covered thereby, the parties agree that the court making such determination shall have the power to reduce the duration and/or areas of such provision and, in its reduced form, said provision shall then be enforceable.

     (g) Both parties, NSJ and Mr. Bamba, in addition to the above provisions contained in sub-paragraphs (a) through (f) of this paragraph 9, agree that in the event that Mr. Bamba is separated from NSJ, for any reason whatsoever, both parties shall refrain from making any public comments concerning each other, including NSJ's affiliated companies, which may cause either party, including NSJ's affiliated companies, to be viewed in a negative manner.


     Further, both parties agree not to commit any acts or participate in any actions, whether they be passive or proactive, either individually or in conjunction with other individuals or business entities or associations in any form, which may harm the interests, business opportunities, reputation or creditability of either party, including NSJ's affiliated companies.

     This sub-paragraph (g) of paragraph 9 shall survive the termination of this Agreement and continue to bind both parties

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after Mr. Bamba's separation from NSJ.

     10.  Intellectual Property
          ---------------------

     During the Term, Mr. Bamba will disclose to NSJ all ideas, inventions and business plans developed by him during such period which relate directly or indirectly to NSJ's business or any of its subsidiaries or affiliates, including without limitation, any process, operation, product or improvement which may be patentable or copyrightable, Mr. Bamba agrees that such will be the property of NSJ and that he will at NSJ's request and cost do whatever is necessary to secure the rights thereto by patent, copyright or otherwise to NSJ.

     11.  Enforceability
          --------------

     The failure of either party at any time to require performance by the other party of any provision hereunder shall in no way affect the right of that party thereafter to enforce the same, nor shall it affect any other party's right to enforce the same, or to enforce any of the other provisions in this Agreement; nor shall the waiver by either party of the breach of any provision hereof be taken or held to be a waiver of any subsequent breach of such provision or as a waiver of the provision itself.

     12.  Assignment
          ----------

     This Agreement is a personal contract and Mr. Bamba's rights and obligations hereunder, may not be sold, transferred assigned pledged or hypothecated by Mr. Bamba. The rights and obligations of NSJ hereunder shall be binding upon and run in favor of the successors and assigns of NSJ. In the event of any attempted assignment or transfer of rights hereunder contrary to the provisions hereof, NSJ shall have no further liability for payments hereunder.

     13.  Modification
          ------------

     This Agreement may not be orally canceled, changed, modified or amended, and (without prejudice to the provisions or paragraphs 7 and 8) no cancellation, change, modification or amendment shall be effective or binding, unless in writing and signed by both parties to this Agreement, and approved in writing by the Executive Vice President of NSJ.

     14.  Severability; Survival
          ----------------------

     In the event any provision of this Agreement is found to be void and unenforceable by a court of competent jurisdiction, the remaining provisions of this Agreement shall nevertheless be binding upon the party with the same effect as though the void or

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unenforceable party had been severed and deleted. The provisions of paragraph 9 and this paragraph 14 shall survive the termination of this Agreement.

     15.  Life Insurance
          --------------

     Mr. Bamba agrees that NSJ shall have the right, in NSJ's sole discretion, to obtain life insurance on Mr. Bamba's life, at NSJ's sole expense and with NSJ as the sole beneficiary thereof. Mr. Bamba shall (a) cooperate fully with NSJ in obtaining such life insurance forms or documents and (b) take any required medical examinations.

     16.  Notice
          ------

     Any notice, request, instruction or other document to be given hereunder by either party hereto to the other shall be in writing and shall be deemed effective when delivered in person or if mailed, on the date of deposit in the mails, postage prepaid by certified or registered mail, in the case of Mr. Bamba and NSJ to the address set forth for such party at the head of this Agreement. Any party may change the address to which notices are to be sent by giving notice of such change of address to the other party in the manner herein provided for giving notice.

     17.  Miscellaneous
          -------------

     NSJ shall have the right to fulfill its obligation to make payments (other than direct salary) and reimbursements to Mr. Bamba as herein provided through its subsidiaries or affiliates.

     18.  Applicable Law
          --------------

     This Agreement shall be governed by and construed in accordance with the laws of the country of Japan.

     19.  Governing Language
          ------------------

     This Agreement is in the English language only, which language shall be controlling in all respects. No translation, if any, of this Agreement into the Japanese or any other language shall be of any force or effect in the interpretation of this Agreement or in a determination of the intent of any of the party hereto.

     20.  Entire Agreement
          ----------------

     This Agreement represents the entire agreement between NSJ and Mr. Bamba with respect to the subject matter hereof, and all prior agreements relating to the employment of Mr. Bamba, written or oral, are nullified and superseded hereby.

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

     21.  Headings
          --------

     This headings contained in this Agreement are for reference purposes only, and shall not affect the meaning or interpretation of the Agreement.

     IN WITNESS WHEREOF, the parties have set their hands and/or seals on and as the day and year first above written.

     Nu Skin Japan, Inc.

          /s/ Steven lund                              /s/ Corey B Lindley
     By:  -----------------------                By:  ----------------------
          Steven Lund                                  Corey B. Lindley
          Executive Vice President                     Representative in Japan


     Takashi Bamba

     /s/ Takashi Bamba
     ---------------------



     Witnessed By:

     /s/ Robert Conlee
     ----------------------
     Robert Conlee

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